                                                                    EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Celtrix Pharmaceuticals, Inc. for the registration of 8,582,810 shares of its common stock and to the incorporation by reference therein of our report dated April 26, 1996, with respect to the financial statements of Celtrix Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year-ended March 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young
Palo Alto, California
May 14, 1997